UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 6, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
At an investor meeting on October 6, 2009, in response to a question regarding when the company would return to its 2008 profitability, DuPont Executive Vice President Mark P. Vergnano stated that he expected it would take about two and one-half to three years. Mr. Vergnano further clarified that such expectation includes the loss of income from the company’s Pharmaceutical segment.
This Current Report on Form 8-K contains a forward-looking statement or provides forward-looking information. All statements that address expectations or projections about the future are forward-looking statements, such as statements which include the words “expects” and “expectation.” Although they reflect our current expectations, these statements are not guarantees of future performance, but involve a number of risks, uncertainties, and assumptions. Some of those risk factors include economic conditions, competitive pressures, challenges associated with research and development, market acceptance of new products, and regulatory approval. The Company does not undertake to update any forward-looking statements as a result of future developments or new information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

October 7, 2009

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